UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 21, 2026

PSB Financial, Inc.
(Exact name of registrant as specified in its charter)

Maryland	333-290457	39-4296886
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

202 North Main Street P.O. Box 191 Deer Lodge, Montana 59722
(Address of principal executive offices, including zip code)

(406) 846-2202
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On May 21, 2026, PSB Financial, Inc. (the “Company”), the holding company for Pioneer State Bank, successor to Pioneer Federal Savings and Loan Association (collectively, “Pioneer”), issued a press release announcing the closing of the Company’s previously announced subscription offering conducted in connection with the conversion of Pioneer to a stock bank and wholly-owned subsidiary of the Company pursuant to its previously announced plan of conversion. The Company’s common stock is expected to be quoted on the OTCQB Market operated by OTC Markets Group under the symbol “PNSB” commencing on May 22, 2026.

A copy of the press release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release dated May 21, 2026

104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PSB Financial, Inc.

Dated: May 21, 2026	By:	/s/ Phillip K. Willett
Phillip K. Willett
President and Chief Executive Officer